Exhibit 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report on Form 10‑K of Smith Douglas Homes Corp. (the “Company”) for the period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2024	By:	/s/ Gregory S. Bennett

Gregory S. Bennett
President, Chief Executive Officer,
Vice Chairman, and Director
(Principal Executive Officer)